N E W S

Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, CO 80203
Phone: (303) 295-3995

Cimarex Reports Fourth-Quarter 2008 Financial Results

DENVER, February 18, 2009 - Cimarex Energy Co. (NYSE: XEC) today reported fourth-quarter 2008 operating results.  For the quarter, Cimarex reported a net loss of $1,049 million, or $12.86 per share.  This compares to fourth-quarter 2007 earnings of $130.0 million, or $1.54 per diluted share.

Adjusted net income for the fourth-quarter 2008 was $26.8 million, or $0.32 per diluted share.  Cimarex’s adjusted net income excludes the previously announced $1.0 billion after-tax full-cost accounting non-cash reduction in the carrying value of oil and gas properties and a $68.3 million after-tax litigation charge, which are typically not included in security analyst’s published estimates(1&2).   Lower oil and gas prices resulted in the full-cost write-down of oil and gas properties.

Revenues from oil and gas sales in the fourth quarter of 2008 were $285.3 million, compared to $417.6 million in the same period of 2007.  Fourth-quarter 2008 cash flow from operations totaled $261.8 million versus $302.3 million in the same period of 2007(2).

The decrease in fourth-quarter 2008 revenues and cash flow is primarily a result of lower oil and gas prices, which was only partially offset by higher production volumes in the fourth-quarter of 2008.  Fourth-quarter 2008 gas prices decreased 35% to $5.04 per Mcf and oil dropped 36% to $55.96 per barrel from the same period of 2007.

Fourth-quarter 2008 daily oil and gas production grew 5% over last year’s fourth quarter to 493.7 million cubic feet equivalent per day (MMcfe/d).  Average daily gas production in the latest quarter increased 3% to 350.3 million cubic feet and oil production grew 10% to an average of 23,907 barrels per day.

For the year-ended ended December 31, 2008, Cimarex had a net loss of $901.7 million, or $11.07 per share, as compared to net income of $346.5 million, or $4.09 per diluted share, for 2007.  The net loss for 2008 was primarily a result of $1.4 billion of full-cost accounting non-cash after-tax oil and gas asset value impairment charges.

Adjusted net income for 2008 was $587.6 million, or $7.06 per diluted share.  Adjusted net income excludes the $1.4 billion of reduction to the carrying value of oil and gas properties and the fourth-quarter litigation charge, which are typically not included in security analyst’s published estimates(1&2).

Cash flow from operations for 2008 was $1,443 million versus $991.4 million in the same period of 2007(2).

At year-end 2008 total long-term debt was $591 million, or a debt to total capitalization ratio of 20% (3).

Capital
Fourth-quarter 2008 exploration and development expenditures totaled $352.6 million, up from $265.7 million in the fourth quarter of 2007.  Also in the fourth quarter, Cimarex acquired 38,000 net acres in the western Oklahoma, Anadarko-Woodford Shale play for $180 million.

During 2008, Cimarex drilled 450 gross (277 net) wells, completing 94% as producers.  Exploration and development capital investment for 2008 was $1.4 billion as compared to $982.5 million in 2007.

(1)
At each quarter-end, a full cost pool impairment evaluation is calculated using period end pricing which compares the after-tax present value at 10% of estimated future proved reserves (“full cost ceiling limit”) to the proved properties net book-value.  If the proved properties net book-value exceeds the full cost ceiling limit, a write-down of the excess must be charged to expense.

(2)	Adjusted net income and Cash Flow from Operations are non-GAAP financial measure. See below for a reconciliation of the related amounts.

(3)	Reconciliation of debt to total capitalization, which is a non-GAAP measure, is: long-term debt of $591 million divided by long-term debt of $591 million plus stockholders’ equity of $2,349 million.

Outlook
Full-year 2009 exploration and development (E&D) capital investment is targeted to be generally within cash flow.  With the major drop in commodity prices, we have significantly cut back our drilling activity.  By the end of the first quarter of 2009 we expect to have five operated rigs drilling as compared to a third-quarter 2008 peak of 42 rigs and a year-end 2008 count of 21 rigs.  Depending on service costs and commodity prices we may choose to increase our drilling activity or continue to defer.

At the present time, based on current market prices and service costs we would expect that 2009 capital expenditures may range from $400-$600 million.  We have a large inventory of drilling opportunities and limited lease expirations.  We will continue to monitor industry conditions and adjust our drilling plans accordingly.

With a slowdown in our activity, first-quarter 2009 production is projected to range between 476-488 MMcfe/d. With the anticipated effect of continued deferred drilling, full-year 2009 production is projected to be in the range of 440-460 MMcfe/d.

Certain expenses for 2009 are expected to fall within the following ranges:

Expenses ($/Mcfe):
Production expense	$1.20 - $1.30
Transportation expense	0.17 - 0.22
DD&A and ARO accretion	1.85 - 2.10
General and administrative expense	0.27 - 0.30
Taxes other than income (% of oil and gas revenue)	7.0% - 8.0%

Conference call and web cast
Cimarex will host a follow-up conference call today at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time).  To access the live, interactive call, please dial (888) 603-6873 and reference call ID # 83733911 ten minutes before the scheduled start time.  A digital replay will be available for one week following the live broadcast at (800) 642-1687 and by using the conference ID # 83733911.  The listen-only web cast of the call will be accessible via www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

FOR FURTHER INFORMATION CONTACT

Cimarex Energy Co.
Mark Burford, Director of Capital Markets
303-295-3995
www.cimarex.com

RECONCILIATION OF ADJUSTED NET INCOME

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(in thousands, except per share data)

Net income (loss)	$(1,048,699)	$129,978	$(901,685)	$346,469
Impairment of oil and gas properties,
net of tax	1,007,126	—	1,413,937	—
Krug litigation, net of tax	68,333	—	75,392	—
Adjusted net income	$26,760	$129,978	$587,644	$346,469

Diluted earnings (loss) per share	$(12.86)	$1.54	$(11.07)	$4.09
Adjusted diluted earnings per share	$0.32	$1.54	$7.06	$4.09

Diluted average shares outstanding	81,577	84,188	81,478	84,632
Adjusted diluted shares outstanding	83,170	84,188	83,257	84,632

Adjusted net income and adjusted earnings per diluted share excludes the impairment of oil and gas properties and the Krug litigation because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income to evaluate the company's operational trends and performance relative to other oil and gas exploration and production companies.

b) Adjusted net income is more comparable to earnings estimates provided by research analysts.

Adjusted diluted average shares outstanding for the three months and twelve months ended December 31, 2008 include shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

RECONCILIATION OF CASH FLOW FROM OPERATIONS

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(in thousands)		(in thousands)

Net cash provided by operating activities	$226,779	$301,511	$1,367,488	$994,680
Change in operating assets
and liabilities	35,047	794	75,731	(3,257)

Cash flow from operations	$261,826	$302,305	$1,443,219	$991,423

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Total production - Mcf	32,226,065	31,377,310	127,443,682	119,937,142
Gas volume - Mcf per day	350,283	341,058	348,207	328,595
Gas price - per Mcf (before hedge effect)	$4.69	$7.46	$8.34	$6.82
Effect of hedges	$0.35	$0.25	$0.09	$0.23
Gas price - per Mcf (after hedge effect)	$5.04	$7.71	$8.43	$7.05

Total production - barrels	2,199,414	1,994,542	8,394,937	7,445,453
Oil volume - barrels per day	23,907	21,680	22,937	20,399
Oil price - per barrel	$55.96	$88.07	$96.03	$69.71

PROVED RESERVES

	Gas	Oil	Total
	(Bcf)	(MBbls)	(Bcfe)

December 31, 2007	1,122.7	58,250	1,472.2
Revisions of previous estimates	(58.1)	(16,465)	(156.9)
Extensions, discoveries, and improved recovery	143.6	11,884	214.9
Purchase of reserves	2.5	55	2.8
Production	(127.4)	(8,395)	(177.8)
Sale of properties	(16.0)	(127)	(16.7)
December 31, 2008	1,067.3	45,202	1,338.5
Proved developed - December 31, 2008	834.5	44,520	1,101.6

PROVED RESERVES BY REGION

	Gas	Oil	Total
	(Bcf)	(MBbls)	(Bcfe)

Mid-Continent	562.5	7,773	609.2
Permian Basin	240.8	33,542	442.0
Gulf Coast	41.6	3,046	59.9
Gulf of Mexico	10.2	603	13.9
Western/Other	212.2	238	213.5
	1,067.3	45,202	1,338.5

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(in thousands)		(in thousands)

Acquisitions:
Proved	$5,129	$—	$6,618	$17,334
Unproved	175,777	—	175,777	23,580
	180,906	—	182,395	40,914

Exploration and development:
Land and Seismic	47,792	25,304	157,403	98,162
Exploration and development	304,797	240,429	1,280,980	884,358
	352,589	265,733	1,438,383	982,520

Sale proceeds	(38,093)	(153,954)	(38,093)	(176,659)
	$495,402	$111,779	$1,582,685	$846,775

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands, except per share data)

Revenues:
Gas sales	$162,262	$241,981	$1,074,705	$845,631
Oil sales	123,077	175,662	806,186	518,991
Gas gathering, processing and other	14,023	19,275	87,757	60,818
Gas marketing, net	(526)	1,765	1,699	5,073
	298,836	438,683	1,970,347	1,430,513
Costs and expenses:
Impairment of oil and gas properties	1,585,775	—	2,242,921	—
Depreciation, depletion and amortization	141,215	122,476	547,404	461,791
Asset retirement obligation	3,362	1,823	8,796	8,937
Production	62,230	49,646	218,736	201,512
Transportation	8,556	7,251	38,107	26,361
Gas gathering and processing	8,051	8,747	43,838	29,860
Taxes other than income	21,037	26,804	130,490	93,630
General and administrative	6,663	13,729	44,500	49,260
Stock compensation, net	2,658	2,704	10,090	10,772
Other operating, net	113,441	455	126,433	6,637
	1,952,988	233,635	3,411,315	888,760

Operating income (loss)	(1,654,152)	205,048	(1,440,968)	541,753

Other (income) and expense:
Interest expense	8,101	9,230	32,064	37,966
Capitalized interest	(7,178)	(4,701)	(22,108)	(19,680)
Amortization of fair value of debt	(137)	(190)	(709)	(1,908)
Gain on early extinguishment of debt	(9,569)	—	(9,569)	(5,099)
Other, net	6,262	(1,929)	(10,348)	(14,151)

Income (loss) before income tax	(1,651,631)	202,638	(1,430,298)	544,625
Income tax expense (benefit)	(602,932)	72,660	(528,613)	198,156

Net income (loss)	$(1,048,699)	$129,978	$(901,685)	$346,469

Earnings (loss) per share:
Basic	$(12.86)	$1.60	$(11.07)	$4.23
Diluted	$(12.86)	$1.54	$(11.07)	$4.09

Weighted average shares outstanding:
Basic	81,577	81,218	81,478	81,819
Diluted	81,577	84,188	81,478	84,632

CONDENSED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(1,048,699)	$129,978	$(901,685)	$346,469
Adjustment to reconcile net income (loss) to net cash
provided by operating activities:
Impairment of oil and gas properties	1,585,775	—	2,242,921	—
Depreciation, depletion and amortization	141,215	122,476	547,404	461,791
Asset retirement obligation	3,362	1,823	8,796	8,937
Deferred income taxes	(556,470)	42,011	(594,802)	167,507
Stock compensation, net	2,658	2,704	10,090	10,772
Gain on liquidation of equity investees	(39)	—	(39)	(3,015)
Changes in non-current assets and liabilities	139,443	3,993	136,328	354
Other	(5,419)	(680)	(5,794)	(1,392)
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	77,007	(27,420)	56,245	(7,777)
(Increase) in other current assets	(95,553)	(27,729)	(155,222)	(32,180)
Increase (decrease) in accounts payable and
accrued liabilities	(16,501)	54,355	23,246	43,214
Net cash provided by operating activities	226,779	301,511	1,367,488	994,680
Cash flows from investing activities:
Oil and gas expenditures	(568,056)	(267,965)	(1,594,775)	(1,021,456)
Proceeds from sale of assets	38,662	153,999	39,096	177,195
Distributions received from equity investees	39	—	39	3,015
Purchases of short-term investments	—	(16,000)	—	(16,000)
Sales of short-term investments	1,391	1,424	10,679	1,424
Other expenditures	(8,504)	(8,583)	(51,757)	(19,574)
Net cash used by investing activities	(536,468)	(137,125)	(1,596,718)	(875,396)
Cash flows from financing activities:
Net increase (decrease) in bank debt	220,000	(39,000)	220,000	(95,000)
Increase in other long-term debt	—	—	—	350,000
Decrease in other long-term debt	(105,550)	—	(105,550)	(204,360)
Financing costs incurred	(108)	(14)	(158)	(6,113)
Treasury stock acquired	—	—	—	(42,266)
Dividends paid	(5,033)	(3,334)	(20,040)	(13,429)
Issuance of common stock and other	210	989	13,141	9,886
Net cash provided by (used in) financing activities	109,519	(41,359)	107,393	(1,282)
Net change in cash and cash equivalents	(200,170)	123,027	(121,837)	118,002
Cash and cash equivalents at beginning of period	201,383	23	123,050	5,048
Cash and cash equivalents at end of period	$1,213	$123,050	$1,213	$123,050

BALANCE SHEETS (unaudited)

	December 31,	December 31,
	2008	2007
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,213	$123,050
Restricted cash	502	—
Short-term investments	2,502	14,391
Receivables, net	259,082	315,327
Inventories	186,062	29,642
Deferred income taxes	2,435	5,697
Derivative instruments	—	12,124
Other current assets	63,148	64,346
Total current assets	514,944	564,577
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	7,052,464	5,545,977
Unproved properties and properties under development,
not being amortized	465,638	364,618
	7,518,102	5,910,595
Less – accumulated depreciation, depletion and amortization	(4,709,597)	(1,938,863)
Net oil and gas properties	2,808,505	3,971,732
Fixed assets, net	119,616	90,584
Goodwill	691,432	691,432
Other assets, net	30,436	44,469
	$4,164,933	$5,362,794
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$101,157	$52,671
Accrued liabilities	263,994	240,387
Revenue payable	104,438	131,513
Total current liabilities	469,589	424,571
Long-term debt	591,223	487,159
Deferred income taxes	499,634	1,076,223
Other liabilities	255,122	115,554
Stockholders’ equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
84,144,024 and 83,620,480 shares issued, respectively	841	836
Treasury stock, at cost, 885,392 and 1,078,822 shares held, respectively	(33,344)	(40,628)
Paid-in capital	1,855,825	1,842,690
Retained earnings	526,998	1,448,763
Accumulated other comprehensive income	(955)	7,626
	2,349,365	3,259,287
	$4,164,933	$5,362,794